Exhibit 23.8

Consent of Independent Registered Public Accounting Firm

SFX Entertainment, Inc.

New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 22, 2013 relating to the combined financial statements of Life In Color and Affiliates (fka Dayglow and Affiliates), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

September 23, 2013